                                                                Exhibit: 10.62FT

                        CASH ADVANCE CONVERSION AGREEMENT
                                 BY AND BETWEEN
                               RODERICK L. TURNER
                                       AND
                        FUTECH INTERACTIVE PRODUCTS, INC.

3/1/1999 (Corrected)                                            Phoenix, Arizona

         This Cash Advance Conversion Agreement ("Conversion Agreement") is made and entered into on the date set forth above, by and between Roderick L. Turner ("Lender") and Futech Interactive Products, Inc., an Arizona corporation ("Corporation")

RECITALS:

A. The Lender and Corporation entered into a Cash Advance Conversion Agreement ("Original Agreement") as of August 3, 1998 (See Exhibit A). Under the terms and conditions of the Original Agreement the Corporation borrowed a total of $300,000.00 (Three hundred thousand dollars) from Lender.

B. It was the intent of the Original Agreement to extend to Lender the ability to convert all or any part of the loan amount due Lender to shares of the Corporation's common stock.

C. Corporation desires to allow Lender to convert all amounts due and owing at a per share conversion rate of $0.15 per share.

D. Lender is willing and agrees to convert all principal plus interest due and owing from the corporation as of March 1, 1999 for common shares of Corporation at the conversion rate of $0.15 per share. The total due and owing to Lender is $314,601.37 which equates to a total of 2,097,342.4700 common shares of the Corporation.

AGREEMENT:

         For valuable consideration, the parties hereby agree as follows:

         1. RECITALS INCORPORATION. The Recitals set forth above are hereby incorporated by reference.

         2. CONVERSION. Corporation agrees to issue the shares of common stock to Lender within 30 days of receipt of the fully executed Conversion Agreement. Lender and Corporation agree that the receipt of the share certificate(s) by Lender will constitute full and final payment by Corporation and that no further liability by either party to the other will exist with regard to the Original Agreement.

constitute full and final payment by Corporation and that no further liability by either party to the other will exist with regard to the Original Agreement.

         3. LEGEND. Any Shares acquired hereunder shall bear a conspicuous legend stating that the Shares have not been registered under the Securities Act of 1933, as amended ("Act"), and referring to certain restrictions on transfer or encumbrance of the Shares.

         4. REGISTRATION RIGHTS. The Corporation does not intend to file a registration statement under the Act. Instead, the Corporation intends to rely on the "private placement" exemption contained in Section 4(2) of the Act.

         5. REPRESENTATIONS OF LENDER. Lender represents, warrants and covenants as follows:

                  a. Lender is familiar with the business and affairs of the Corporation and realizes an investment in the Shares involves a high degree of risk.

                  b. Lender has been advised that there will be no public market for the Shares; it may not be possible to readily liquidate his/her investment; the shares have not been registered or qualified under Federal or State laws governing the issuance of securities; and the Corporation has no intention of registering the Shares or reporting under the Act or any comparable or related Federal or State law.

                  c. Lender acknowledges that the issuance of stock hereunder is a private transaction, and hereby waives all claims and causes of action of any kind or nature relating to any subsequent assertion that this transaction is not private.

                  d. Lender acknowledges that his/her overall commitment to investments which are not readily marketable is not disproportionate to his/her net worth, and his/her investment in the Shares will not cause such overall commitment to become excessive; that Lender has adequate means of providing for his/her current needs and personal contingencies, and has no need for liquidity of this investment; that Lender has evaluated the risk of investing in the Corporation; that Lender is aware of the financial risks and possible financial hazards of purchasing the Shares and he/she has carefully considered these risks and hazards; and that Lender is able to bear the economic risk of the investment, including the possibility of a complete loss thereof.

                  e. The Shares are being acquired solely for the purpose of investment; are not being purchased for distribution, subdivision, sale or fractionalization thereof to the public generally; Lender has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to anyone else the Shares or any part thereof, Lender has no present plans to enter into such contract, undertaking, agreement or arrangement, and Lender is the sole party in interest of the Shares and as such is vested with all legal and equitable rights in such shares.

                  f. Lender agrees the Corporation will restrict the transferability of the Shares and will cause the certificate evidencing the Shares to bear a legend stating such reasonable and agreed upon restrictions against transfer. In this regard, Lender will notify the Corporation within thirty days of any sale or transfer of the Shares and will cause the purchaser to execute a Stock Agreement in form acceptable to Corporation prior to any sale or transfer.

                  g. Lender acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by Lender, his or her attorney, accountant and/or agent for purchase. Lender and/or his/her representative have had the opportunity to ask questions of, and receive answers from, the officers of the Corporation concerning the operation of the Corporation's business, and to obtain any additional information which the officers of the Corporation possess or can acquire without unreasonable effort or expense which is necessary to verify the accuracy of the information requested and given to Lender. Lender is purchasing the Shares without being furnished any offering literature or prospectus.

                  h. Lender acknowledges that he/she has obtained disclosure of the financial information of the Corporation, that he/she is aware of the fact that the debts of the Corporation currently exceed his/her investment, that lawsuits have been threatened and commenced regarding alleged outstanding liabilities.

                  i. Lender has been advised that this is a start-up corporation in its early stages of development and marketing. Further, Lender has been advised that he/she should retain an attorney to represent his/her individual interest and provide proper counseling as to the risks and proper analysis of the investment.

         6. CONSTRUCTION. Where the context of this Agreement requires, the singular shall be construed as masculine and feminine pronouns, and vice versa. This Agreement shall be construed according to its fair meaning and neither for nor against any party hereto.

         7. GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. This Agreement has been delivered to Lender and accepted by Lender in the State of Arizona. If there is a lawsuit, both parties agree to submit to the jurisdiction of the courts of Maricopa County, the State of Arizona. This Agreement shall be governed by and construed in accordance with Arizona law. The prevailing party in any action to enforce the terms of this Agreement shall be entitled to recover its reasonable attorneys' fees and court costs.

"LENDER"

By: /s/ Roderick L. Turner
    -------------------------

Its:
     ------------------------


FUTECH INTERACTIVE PRODUCTS, INC.,
an Arizona corporation ("Corporation")

By: /s/ Vincent W. Goett
    -------------------------

Its: C.E.O.
     ------------------------

        ===== This Agreement consists of a total of 4 (four) pages =====